Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated August 11, 2009 with respect to the financial statements of San West, Inc. as of December 31, 2008 and 2007, and the period from July 26, 2001 (inception) to December 31, 2008, included in the post-effective registration statement amendment no. 1 on Form S-1 filed by San West, Inc.

/s/ The Blackwing Group, LLC

 Independence, Missouri

January 6, 2010